Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-113766
_____________________________________________________________________________

                          DELTA PETROLEUM CORPORATION

                     SUPPLEMENT NO. 1 DATED AUGUST 5, 2004
                       TO PROSPECTUS DATED MAY 27, 2004


     Scudder Dreman Small Cap Value Fund and Scudder Dreman Small Cap Portfolio, two of the selling shareholders, have transferred all of their shares to Surfline & Co. and Surfgear & Co., respectively, and as a result have replaced those selling shareholders. As a result, Surfline & Co. and Surfgear & Co. are added to the Selling Shareholder table as follows:

                                                              Shares
                           Shares Owned                  Beneficially Owned
                       Prior to this Offering            After this Offering
                       ----------------------   Shares   -------------------
                                     Percent    Offered             Percent
Selling Shareholders   Number        of Class   Hereby   Number     of Class
--------------------   ------        --------   -------  ------     --------

Surfline & Co.         336,000         1.0%     336,000    -0-         -0-
Surfgear & Co.         224,000         0.7%     224,000    -0-         -0-


     The natural person with voting and investment power for the shares held by these selling shareholders continues to be Chris Hansen.